Exhibit 5.1

September 10, 2025

MEDIROM Healthcare Technologies, Inc.

Tradepia Odaiba 16F, 2-3-1 Daiba,

Minato-ku, Tokyo 135-0091

Japan

Ladies and Gentlemen

MEDIROM Healthcare Technologies, Inc. (the “Company”) Exhibit 5.1

We have acted as Japanese legal counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) to date relating to the registration of up to US$ 50,000,000 of its securities to be issued by the Company from time to time listed below (together, the “Securities”):

(a) ordinary shares of the Company (the “Ordinary Shares”), including Ordinary Shares represented by American depositary shares (the “ADSs”), each representing one Ordinary Share;

(b) debt securities (the “Debt Securities”) to be issued pursuant to the applicable indenture, purchase agreement or similar agreement to be entered into by the Company (the “Debt Document”);

(c) warrants to purchase Ordinary Shares or any combination thereof (the “Warrants”) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the “Warrant Document”); and/or

(d) units in three types of combination, namely (i) convertible debt securities, (ii) debt securities with warrants, and (iii) simultaneous issuance of warrants and debt securities (collectively, the “Units”) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the “Unit Document”).

KANDA SQUARE 11th Fl., 2-2-1 Kanda Nishiki Cho, Chiyoda-ku, Tokyo ■ Phone +81 (0)50 3692 4135 ■ Fax +81 (0)50 3512 3987

The Debt Document, Warrant Document, and Unit Document are referred to herein collectively as “Governing Documents.”

The Debt Securities, the Warrants, and the Units are collectively referred to herein as “Non-Equity Securities.”

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

Unless a contrary intention appears, all capitalized terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies or drafts of the following documents (the “Documents”):

(a) a certificate of the Company’s commercial registry (rireki jikou zenbu shoumeisho) as of September 2, 2025;

(b) a certified copy of the Articles of Incorporation (teikan) of the Company as of September 8, 2025 (the “Articles”); and

(c) the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth below, we are of the opinion that:

Corporate status

(a) The Company has been duly incorporated as a joint stock corporation (kabushiki kaisha) validly existing under the laws of Japan.

Issuance of Shares

(b) With respect to the Ordinary Shares, the Ordinary Shares will be recognized as having been duly authorized and validly issued, fully paid and non-assessable when all of the items listed below are satisfied:

(i) the board of directors of the Company (the “Board”) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters; provided that, to the extent the issue price constitutes a "particularly favorable amount" (toku ni yuuri na kingaku) to the subscribers within the meaning of the Companies Act of Japan (the “Companies Act”), such issuance and its terms (including the issue price) have been approved by a special resolution of the Company's general meeting of shareholders, or by the Board pursuant to a valid special resolution of the general meeting of shareholders delegating authority to the Board to determine such terms;

(ii) the class A preferred shareholder of the Company (the "Class A Preferred Shareholder") has approved the issuance of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(iii) notices or public notice of the terms of the offering of the Ordinary Shares has been given to the shareholders of the Company at least two weeks prior to the payment date or the first day of the payment period, unless the issue price constitutes a "particularly favorable amount" (toku ni yuuri na kingaku) and the issuance and its terms have been approved by a special resolution of the general meeting of shareholders (or pursuant to a valid delegation); and

(iv) either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, if applicable, by special resolution of the general meeting of shareholders) have been satisfied and payment of the consideration specified therein (being not less than the minimum purchase price of the Ordinary Shares) has been made, or (B) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board (or, if applicable, by special resolution of the general meeting of shareholders), have been satisfied and the consideration so approved (being not less than the minimum purchase price of the Ordinary Shares) received.

Issuance of Debt Securities

(c) With respect to the Debt Securities to be issued, the Debt Securities will be duly issued and delivered when all of the items below are satisfied:

(i) the Board has taken all necessary corporate actions to authorize and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; provided that, if the Debt Securities are convertible into Ordinary Shares, to the extent the terms of the Debt Securities are "particularly favorable" (toku ni yuuri) to the subscribers within the meaning of the Companies Act, such issuance and its terms have been approved by a special resolution of the Company's general meeting of shareholders, or by the Board pursuant to a valid special resolution of the general meeting of shareholders delegating authority to the Board to determine such terms;

(ii) if the Debt Securities are convertible into Ordinary Shares, the Class A Preferred Shareholder has approved the issuance of the Debt Securities, the terms of the offering of the Debt Securities and any other related matters;

(iii) an administrator/manager of the Debt Securities has been appointed, when legally required;

(iv) if the Debt Securities are convertible into Ordinary Shares, notices or public notice of the terms of the offering of the Debt Securities has been given to the shareholders of the Company at least two weeks prior to the allotment date, unless the terms are "particularly favorable" (toku ni yuuri) and the issuance and its terms have been approved by a special resolution of the general meeting of shareholders (or pursuant to a valid delegation);

(v) a Debt Document relating to the Debt Securities has been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(vi) the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company in the manner set forth in the applicable Debt Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement.

Issuance of Warrants

(d) With respect to the Warrants to be issued, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company when all of the items listed below are satisfied:

(i) the Board has taken all necessary corporate actions to authorize and approve the creation and terms of the Warrants and to approve the issuance thereof, the terms of the offering thereof and related matters; provided that, to the extent the terms of the Warrants (including, as applicable, any amount to be paid in for the Warrants and any exercise price) are "particularly favorable" (toku ni yuuri) to the subscribers within the meaning of the Companies Act, such issuance and its terms have been approved by a special resolution of the Company's general meeting of shareholders, or by the Board pursuant to a valid special resolution of the general meeting of shareholders delegating authority to the Board to determine such terms;

(ii) the Class A Preferred Shareholder has approved the issuance of the Warrants, the terms of the offering of the Warrants and any other related matters;

(iii) notices or public notice of the terms of the offering of the Warrants has been given to the shareholders of the Company at least two weeks prior to the allotment date, unless the terms are "particularly favorable" (toku ni yuuri) and the issuance and its terms have been approved by a special resolution of the general meeting of shareholders (or pursuant to a valid delegation); and

(iv) a Warrant Document relating to the Warrants has been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder.

Issuance of Units

(e) With respect to each issue of Units, the Units will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company when all of the items listed below are satisfied:

(i) the Board has taken all necessary corporate actions to authorize and approve the creation and terms of the Units and to approve the issuance of the Securities which are components thereof, the terms of the offering thereof and related matters; provided that, to the extent the terms of the Units are "particularly favorable" (toku ni yuuri) to the subscribers within the meaning of the Companies Act, such issuance and its terms have been approved by a special resolution of the Company's general meeting of shareholders, or by the Board pursuant to a valid special resolution of the general meeting of shareholders delegating authority to the Board to determine such terms;

(ii) the Class A Preferred Shareholder has approved the issuance of the Ordinary Shares and/or the Warrants which are components of the Units, the terms of the offering of the Ordinary Shares and/or the Warrants and any other related matters;

(iii) an administrator/manager of the Units has been appointed, when legally required;

(iv) notices or public notice of the terms of the offering of the Units has been given to the shareholders of the Company at least two weeks prior to the allotment date, unless the terms are "particularly favorable (toku ni yuuri) and the issuance and its terms have been approved by a special resolution of the general meeting of shareholders (or pursuant to a valid delegation);

(v) a Unit Document relating to the Units has been duly authorized and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(vi) in respect of any Debt Securities which are components of the Units, the Debt Securities have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(vii) in respect of any Warrants which are components of the Units, a Warrant Document has been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units; and

(viii) the Units and any Securities which are components of the Units have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Debt Document relating to any Debt Securities which are components of the Units, (C) the applicable Warrant Document relating to any Warrants which are components of the Units, and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, if applicable, by special resolution of the general meeting of shareholders), and upon payment of the consideration therefor provided therein.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a) as to any laws other than the laws of Japan, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than Japan;

(b) except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c) as to whether the acceptance, execution or performance of the Company’s obligations under the Governing Documents will result in the breach of or infringe any other agreement, deed or document (other than the Articles) entered into by or binding on the Company.

4.2         In good standing means only that as of the date of this opinion the Company is up-to-date with the registration at the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any registration that it may be required to make under the laws of Japan other than the Companies Act.

4.3          In this opinion the phrase “non-assessable” means, with respect to the Ordinary Shares, that a shareholder of the Company shall not, by virtue of its status as a shareholder of the Company, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.4         We reserve our opinion as to the extent to which the courts of Japan would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder thereof or the transaction of which such provisions form a part, notwithstanding any express provisions in the Governing Documents in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a) governed by, and shall be construed in accordance with, the laws of Japan;

(b) limited to the matters expressly stated in it; and

(c) confined to, and given on the basis of, the laws and practice in Japan at the date of this opinion.

5.2          Unless otherwise indicated, a reference to any specific Japan legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours sincerely,

/s/ NAYUTA Partners Law Office

NAYUTA Partners Law Office

SCHEDULE 1

Assumptions

1 All original documents examined by us are authentic and complete.

2 All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3 All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4 Each of the Documents is accurate and complete as at the date of this opinion.

5 Each of the parties to the Governing Documents other than the Company has been duly incorporated, formed or organized (as applicable), and is validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of Japan) to enter into and perform their obligations under such Governing Document, sign such documents and give such information.

6 Each Governing Document and the Non-Equity Securities have been, or will be, authorized and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorized by the Board.

7 The applicable Governing Documents will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside Japan, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

8 The choice of the laws of the State of New York as the governing law of the Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than Japan) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of Japan).

9 No monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, proceeds of crime (as defined in the Act on Punishment of Organized Crimes and Control of Proceeds of Crime) and none of the parties to the Governing Documents is acting or will act in relation to the transactions contemplated by the Governing Documents, in a manner inconsistent with sanctions imposed by Japanese authorities.

10 The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorized, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of Japan).

11 The form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Articles then in effect nor any applicable law, regulation, order or decree in Japan.

12 None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than Japan. In particular, but without limitation to the previous sentence:

(a) the laws or public policies of any jurisdiction other than Japan will not adversely affect the capacity or authority of the Company; and

(b) neither the execution or delivery of the Governing Documents nor the exercise by any party to the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

13 There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Governing Documents or the transactions contemplated by Governing Documents or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorized, executed and delivered Governing Documents.

14 The Company has obtained, or will obtain prior to execution, all consents, licenses, approvals and authorizations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of Japan) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licenses, approvals and authorizations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

15 All necessary corporate action will be taken to authorize and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.